
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         JUN-30-2000
<CASH>                                               244,799
<SECURITIES>                                         1,081,198
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       15,782,772<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           14,284,049
<TOTAL-LIABILITY-AND-EQUITY>                         15,782,772<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     53,140<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     105,740<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (356,304)<F5>
<EPS-BASIC>                                        (10.40)
<EPS-DILUTED>                                        000

<F1>Included  in Total  Assets:  Investments  in Local Limited  Partnerships  of
$12,737,433,  Other  investments  of  $1,705,094  and Other  assets  of  $14,248
<F2>Included in Total Liabilities and Equity:  Accounts payable to affiliates of
$1,475,282 and Accounts payable and accrued expenses of $23,441 <F3>Included in Total Revenues: Investment of $18,097, Accretion of Original Issue Discount of $32,587 and Other of $2,456 <F4>Included in Other Expenses: Asset Management fees of $41,251, General and administrative of $59,338 and Amortization of $5,151 <F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $303,704